                                                                    EXHIBIT 99.1


                          CAPSTEAD MORTGAGE CORPORATION
                        AND FORTRESS INVESTMENT GROUP LLC
                     ANNOUNCE MANAGEMENT CHANGES AT CAPSTEAD


         DALLAS - July 22, 2003 - Capstead Mortgage Corporation (NYSE: CMO) and Fortress Investment Group LLC ("Fortress") today announced that Wesley R. Edens has tendered his resignation as Chairman, Chief Executive Officer, President and director of Capstead. Robert I. Kauffman, a partner of Mr. Edens at Fortress and a director of Capstead since December 1999, has also resigned. Paul M. Low, one of Capstead's founders and a long-time member of the Board of Directors, has succeeded Mr. Edens as Chairman. Andrew F. Jacobs, formerly Executive Vice President and Chief Financial Officer, has been promoted to Chief Executive Officer and President and has been elected to serve on the Board of Directors. Phillip A. Reinsch, Senior Vice President - Control, has been promoted to Chief Financial Officer.

         Mr. Edens, who heads up Fortress's $2.1 billion private equity investment business, led an investment in Capstead on behalf of Fortress Investment Fund LLC and assumed management of the Company in April 2000. At its peak, Fortress owned approximately 34% of the Company and was Capstead's largest stockholder.

         Commenting on his departure, Mr. Edens said, "My experience working with Capstead's Board and management has been tremendous from both a business and a personal perspective. The phenomenal results we have achieved for stockholders over the past three-plus years are especially satisfying in contrast to the turbulence experienced within the broader equity markets. In recent months, Fortress has sold most of its investment in the Company, and so I believe it is an appropriate time for me to step down as Chairman and CEO. I leave Capstead in the capable hands of existing management and the Board of Directors."

         Mr. Jacobs, Capstead's Chief Executive Officer and President, stated, "It has been a pleasure working with Wes Edens and his organization. We would like to acknowledge and thank Wes for his contributions to the Company over the past three years."

         Capstead Mortgage Corporation is a real estate investment trust which earns income from investing in real estate-related assets and other investment strategies.

         Fortress Investment Group LLC is a $3.8 billion global alternative investment and management firm specializing in asset-based investing.

                          CAPSTEAD MORTGAGE CORPORATION
                       ANNOUNCES SECOND QUARTER NET INCOME


         DALLAS - July 22, 2003 - Capstead Mortgage Corporation (NYSE: CMO) today reported net income of $15,241,000, or $0.65 per diluted common share, for the quarter ended June 30, 2003, compared to $24,586,000, or $1.24 per diluted common share, for the second quarter of 2002. Operating income, calculated after excluding depreciation on real estate, gain on asset sales and CMO redemptions, and the dilutive effects of the Series B preferred shares, was $0.68 per common share for the second quarter of 2003, compared to $0.82 for the first quarter of 2003 and $1.43 for the second quarter of 2002.

         In a separate press release today the Company announced that Wesley R. Edens tendered his resignation as Chairman, Chief Executive Officer, President and director of Capstead. Robert I. Kauffman, an associate of Mr. Edens and a director since December 1999, also resigned. Paul M. Low, one of Capstead's founders and a long-time member of the Board of Directors, succeeded Mr. Edens as Chairman. Andrew F. Jacobs, formerly Executive Vice President and Chief Financial Officer, was promoted to President and Chief Executive Officer and was elected to serve on the Board of Directors. Phillip A. Reinsch, Senior Vice President - Control, was promoted to Chief Financial Officer.

SECOND QUARTER RESULTS AND RELATED DISCUSSION

         As anticipated, Capstead's second quarter operating income continues to be impacted by declines in the size of the Company's portfolio of mortgage securities and similar investments. The portfolio, which consists largely of adjustable-rate mortgage ("ARM") Fannie Mae, Freddie Mac and Ginnie Mae securities, declined by $202 million during the second quarter primarily as a result of runoff caused by mortgage prepayments. This follows a decline of $184 million during the first quarter of 2003. Financing spreads (the difference between the yields earned on these investments and the rates charged on related borrowings) declined 25 basis points during the second quarter to 2.76% primarily due to declines in portfolio yields.

         The overall yield earned on the portfolio averaged 4.06% during the second quarter of 2003, a decline of 29 basis points from an average yield of 4.35% earned during the previous quarter. Yields on ARM securities fluctuate as coupon interest rates on the underlying mortgage loans reset to reflect current interest rates and are expected to continue to decline in the coming quarters. For example, if interest rates stabilize at current rates, the average yield on the portfolio could decline approximately 64 basis points by the second quarter of 2004. Actual yields will depend on portfolio composition as well as fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments.

         Average rates on related borrowings were 1.30% during the second quarter of 2003, a decline of four basis points from the first quarter. The June 25, 2003 action taken by the Federal Reserve to reduce the Federal Funds Rate by 25 basis points is expected to lead to a 14 basis point decline in the Company's average borrowing rates during the third quarter. Further declines in borrowing rates, if any, are not expected to fully offset the effects on earnings of declining portfolio yields and balances. The Company's borrowing rates depend on actions by the Federal Reserve to change short-term interest rates, market expectations of future changes in short-term interest rates and the extent of changes in financial market liquidity.

         Commenting on Capstead's operations, Mr. Jacobs, President and Chief Executive Officer, said, "With continuing declines in both the size of Capstead's portfolio of adjustable-rate securities and in average yields, the recent trend of smaller contributions to operating income from this portfolio is expected to continue in the coming quarters absent significant levels of new investments. The second quarter common dividend included the distribution of gains of $0.10 per share from the redemption of remaining CMO bonds on several securitizations previously issued by the Company. Although additional gains from CMO redemptions could occur in the coming quarters, the amount and timing of any such gains is dependent upon future market conditions. In addition, the Board of Directors may elect to retain the capital represented by these gains."

         Commenting on the Company's investment strategy, Mr. Jacobs added, "We will be reevaluating our investment strategy in the coming months. While we fully expect to continue our current strategy of investing in assets that can provide attractive risk-adjusted returns over the long term with less sensitivity to changes in interest rates, we will also examine other real estate-related opportunities to invest available capital."

         In conclusion, Mr. Jacobs cautioned, "While we expect Capstead's earnings will continue to benefit from strong financing spreads for the immediate future, opportunities to reinvest capital made available by maturing investments over the near term will likely not be of the size or have the return profile capable of generating sufficient returns to offset declining earnings from our existing portfolios. As a result, we anticipate that quarterly operating income and common dividends will continue trending lower from these current elevated levels."

BOOK VALUE PER COMMON SHARE

         As of June 30, 2003, the Company's book value per common share was $7.83, a decline of $0.40 from December 31, 2002. Book value declined primarily because of dividend payments in excess of quarterly net income (approximately $0.10 per share) and a reduction in the aggregate unrealized gain on the Company's investments (most of which are debt securities carried at fair value with changes in fair value reflected in stockholders' equity) as a result of runoff caused by mortgage prepayments. This unrealized gain can be expected to continue to decline with runoff and to fluctuate with changes in interest rates and market liquidity, and such changes will largely be reflected in book value per common share. Book value will also be affected by other factors, including the level of dividend distributions and depreciation charges on net-leased real estate; however, temporary changes in fair values of investments not held in the form of debt or equity securities generally will not affect book value.

                                    * * * * *

         Capstead Mortgage Corporation, a real estate investment trust, earns income from investing in real estate-related assets and other investment strategies.

         This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. The Company's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company's investments and unforeseen factors. As discussed in the Company's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. Relative to direct investments in real estate, these factors may include, but are not limited to, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs.

                          CAPSTEAD MORTGAGE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                      JUNE 30, 2003      DECEMBER 31, 2002
                                                                      -------------      -----------------
                                                                       (UNAUDITED)
ASSETS
   Mortgage securities and similar investments
     ($1.9 billion pledged under repurchase arrangements)               $ 2,045,272         $ 2,431,519
   CMO collateral and investments                                           541,346           1,083,421
                                                                        -----------         -----------
                                                                          2,586,618           3,514,940
   Real estate held for lease, net of accumulated depreciation              135,268             137,122
   Receivables and other assets                                              68,358              55,863
   Cash and cash equivalents                                                 60,221              59,003
                                                                        -----------         -----------
                                                                        $ 2,850,465         $ 3,766,928
                                                                        ===========         ===========


LIABILITIES
   Repurchase arrangements and similar borrowings                       $ 1,881,631         $ 2,145,656
   Collateralized mortgage obligations ("CMOs")                             539,005           1,074,779
   Borrowings secured by real estate                                        120,299             120,400
   Incentive fee payable to management and affiliate                          1,493               5,986
   Common dividend payable                                                   10,931             116,585
   Accounts payable and accrued expenses                                      3,879               4,944
                                                                        -----------         -----------
                                                                          2,557,238           3,468,350
                                                                        -----------         -----------

STOCKHOLDERS' EQUITY
   Preferred stock - $0.10 par value; 100,000 shares authorized:
       $1.60 Cumulative Preferred Stock, Series A,
         214 and 219 shares issued and outstanding at
         June 30, 2003 and December 31, 2002, respectively
         ($3,504 aggregate liquidation preference)                            2,987               3,058
       $1.26 Cumulative Convertible Preferred Stock, Series B,
         15,819 and 15,820 shares issued and outstanding at
         June 30, 2003 and December 31, 2002, respectively
         ($180,025 aggregate liquidation preference)                        176,707             176,708
   Common stock - $0.01 par value; 100,000 shares authorized;
     14,014 and 13,962 shares issued and outstanding at
     June 30, 2003 and December 31, 2002, respectively                          140                 140
   Paid-in capital                                                          457,715             458,919
   Accumulated deficit                                                     (387,718)           (387,718)
   Accumulated other comprehensive income                                    43,396              47,471
                                                                        -----------         -----------
                                                                            293,227             298,578
                                                                        -----------         -----------

                                                                        $ 2,850,465         $ 3,766,928
                                                                        ===========         ===========

BOOK VALUE PER COMMON SHARE                                             $      7.83         $      8.23

                          CAPSTEAD MORTGAGE CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                QUARTER ENDED                     SIX MONTHS ENDED
                                                                   JUNE 30                            JUNE 30
                                                         ---------------------------         ---------------------------
                                                           2003              2002              2003              2002
                                                         ---------         ---------         ---------         ---------
INTEREST INCOME:
   Mortgage securities and similar investments           $  21,648         $  40,067         $  46,785         $  85,835
   CMO collateral and investments                           10,122            30,696            25,090            68,130
                                                         ---------         ---------         ---------         ---------
       Total interest income                                31,770            70,763            71,875           153,965
                                                         ---------         ---------         ---------         ---------

INTEREST AND RELATED EXPENSE:
   Repurchase arrangements and similar borrowings            6,454            12,965            13,673            27,011
   CMO borrowings                                           10,010            30,979            25,349            68,965
   Mortgage insurance and other                                 99               155               208               324
                                                         ---------         ---------         ---------         ---------
       Total interest and related expense                   16,563            44,099            39,230            96,300
                                                         ---------         ---------         ---------         ---------
         Net margin on financial assets                     15,207            26,664            32,645            57,665
                                                         ---------         ---------         ---------         ---------


REAL ESTATE LEASE INCOME                                     2,575             2,187             5,096             2,187
                                                         ---------         ---------         ---------         ---------

REAL ESTATE-RELATED EXPENSE:
     Interest                                                1,133             1,296             2,225             1,296
     Depreciation                                              927               642             1,854               642
                                                         ---------         ---------         ---------         ---------
       Total real estate-related expense                     2,060             1,938             4,079             1,938
                                                         ---------         ---------         ---------         ---------
         Net margin on real estate held for lease              515               249             1,017               249
                                                         ---------         ---------         ---------         ---------

OTHER REVENUE (EXPENSE):
   Gain on asset sales and CMO redemptions                   1,392                --             3,140                --
   CMO administration and other                                181               753               401             1,200
   Management and affiliate incentive fee                     (587)           (1,630)           (1,493)           (3,224)
   Other operating expense                                  (1,467)           (1,450)           (2,926)           (2,929)
                                                         ---------         ---------         ---------         ---------
       Total other revenue (expense)                          (481)           (2,327)             (878)           (4,953)
                                                         ---------         ---------         ---------         ---------
NET INCOME                                               $  15,241         $  24,586         $  32,784         $  52,961
                                                         =========         =========         =========         =========

Net income                                               $  15,241         $  24,586         $  32,784         $  52,961
Less cash dividends paid on preferred stock                 (5,068)           (5,099)          (10,138)          (10,199)
                                                         ---------         ---------         ---------         ---------

Net income available to common stockholders              $  10,173         $  19,487         $  22,646         $  42,762
                                                         =========         =========         =========         =========

NET INCOME PER COMMON SHARE:
   Basic                                                 $    0.73         $    1.41         $    1.62         $    3.09
   Diluted                                                    0.65              1.24              1.41              2.67

CASH DIVIDENDS DECLARED PER SHARE:
   Common                                                $   0.780         $   1.430         $   1.720         $   3.080
   Series A Preferred                                        0.400             0.400             0.800             0.800
   Series B Preferred                                        0.315             0.315             0.630             0.630

                          CAPSTEAD MORTGAGE CORPORATION
                              MARKET VALUE ANALYSIS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                      JUNE 30, 2003                               DECEMBER 31, 2002
                                          ----------------------------------------------------------------------- -----------------
                                                                                                       UNREALIZED    UNREALIZED
                                           PRINCIPAL     PREMIUM                        MARKET           GAINS         GAINS
                                            BALANCE     (DISCOUNT)        BASIS          VALUE          (LOSSES)      (LOSSES)
                                          -----------  -----------     -----------    -----------     ----------- -----------------
DEBT SECURITIES HELD AVAILABLE-
FOR-SALE: (a)
   Agency securities:
     Fannie Mae/Freddie Mac:
       Fixed-rate                         $     1,125  $         6     $     1,131    $     1,236     $       105    $       139
       ARMs:
         LIBOR/CMT                            960,496       13,603         974,099        996,558          22,459         25,679
         COFI                                 108,969       (3,153)        105,816        111,000           5,184          5,774
     Ginnie Mae ARMs                          692,385        7,743         700,128        713,617          13,489         12,792
                                          -----------  -----------     -----------    -----------     -----------    -----------
                                            1,762,975       18,199       1,781,174      1,822,411          41,237         44,384

Non-agency Securities (b)                      69,839          644          70,483         71,629           1,146          1,504

CMBS (b)                                       72,716          (28)         72,688         72,700              12             82

CMO collateral and investments                 18,897          542          19,439         20,116             677            871
                                          -----------  -----------     -----------    -----------     -----------    -----------

                                          $ 1,924,427  $    19,357     $ 1,943,784    $ 1,986,856     $    43,072    $    46,841
                                          ===========  ===========     ===========    ===========     ===========    ===========

DEBT SECURITIES HELD-TO-MATURITY: (c)
   Released CMO collateral:
     Agency securities                    $     1,564  $        10     $     1,574    $     1,717     $       143    $       192
     Non-agency securities                     39,811        1,362          41,173         40,842            (331)            52
   CMO collateral                             515,020        6,210         521,230        520,458            (772)        (3,844)
                                          -----------  -----------     -----------    -----------     -----------    -----------
                                          $   556,395  $     7,582     $   563,977    $   563,017     $      (960)   $    (3,600)
                                          ===========  ===========     ===========    ===========     ===========    ===========


(a) Unrealized gains and losses on investments in debt and equity securities classified as available-for-sale are recorded in stockholders' equity as a component of "Accumulated other comprehensive income." Gains or losses are recognized in operating results only if sold. Investments in a commercial loan syndication and real estate held for lease are not classified as debt securities. Consequently, these assets are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b) As of the indicated dates, these portfolios consisted of adjustable-rate investments.

(c) Investments in debt and equity securities classified as held-to-maturity are carried on the balance sheet at amortized cost.

                          CAPSTEAD MORTGAGE CORPORATION
                   MORTGAGE SECURITIES AND SIMILAR INVESTMENTS
                               YIELD/COST ANALYSIS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)




                                    2ND QUARTER AVERAGE (a)            AS OF JUNE 30, 2003
                              ----------------------------------   -------------------------    PROJECTED     LIFETIME
                                              ACTUAL      ACTUAL     PREMIUMS                  3RD QUARTER   PREPAYMENT
                                 BASIS      YIELD/COST    RUNOFF   (DISCOUNTS)    BASIS (a)  YIELD/COST (b)  ASSUMPTIONS
                              -----------   ----------    ------   -----------    ---------- --------------  -----------
Agency securities:
  Fannie Mae/Freddie Mac:
     Fixed-rate               $     2,865      9.35%        43%     $      16     $    2,705       9.69%         30%
     ARMs:
       LIBOR/CMT                1,019,003      3.67         27         13,603        974,099       3.40          25
       COFI                       111,468      4.86         28         (3,153)       105,816       4.70          25
  Ginnie Mae ARMs                 751,343      4.33         39          7,743        700,128       3.93          26
                              -----------                           ---------     ----------
                                1,884,679      4.01         32         18,209      1,782,748       3.69          25

Non-agency securities             131,379      3.81         35          2,006        111,656       4.51          40

CMBS and other
  commercial loans                109,937      5.12         32             (2)       108,473       4.35          --
                              -----------                           ---------     ----------
                                2,125,995      4.06         34      $  20,213      2,002,877       3.80          25
                                                                    =========

Borrowings                      1,963,485      1.30                                1,881,631       1.16
                              -----------                                         ----------
                                                                                  $  121,246       2.64
                                                                                  ==========
Capital employed/
  financing spread            $   162,510      2.76
                              ===========

Return on assets (c)                           2.85


(a) Basis represents the Company's investment before unrealized gains and losses. Actual asset yields, runoff rates, borrowing rates and resulting financing spread are presented on an annualized basis.

(b) Projected annualized yields reflect ARM coupon resets and lifetime prepayment assumptions as adjusted for expected prepayments over the next three months, as of the date of this press release. Actual yields realized in future periods will largely depend upon (i) changes in portfolio composition, (ii) ARM coupon resets, (iii) actual prepayments and (iv) any changes in lifetime prepayment assumptions.

(c) The Company generally uses its liquidity to pay down borrowings. Return on assets is calculated on an annualized basis assuming the use of this liquidity to reduce borrowing costs.

                          CAPSTEAD MORTGAGE CORPORATION
                        COMPARISON OF OPERATING INCOME *
                          AND DILUTED INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                           QUARTER ENDED
                                          ---------------------------------------------------------------------------------
                                              JUNE 30, 2003                MARCH 31, 2003               JUNE 30, 2002
                                          -----------------------      -----------------------      -----------------------
                                          OPERATING      DILUTED       OPERATING       DILUTED      OPERATING       DILUTED
                                          ---------      --------      ---------      --------      ---------      --------
Net income                                $ 15,241       $ 15,241      $ 17,543       $ 17,543      $ 24,586       $ 24,586
Adjustments for:
   Depreciation on real estate                 927             --           927             --           642             --
   Gain on asset sales and
     CMO redemptions                        (1,393)            --        (1,748)            --            --             --
   Series B preferred dividends             (4,982)            --        (4,983)            --        (4,990)            --
                                          --------       --------      --------       --------      --------       --------
                                          $  9,793       $ 15,241      $ 11,739       $ 17,543      $ 20,238       $ 24,586
                                          ========       ========      ========       ========      ========       ========

Weighted average common
   shares outstanding                       13,978         13,978        13,935         13,935        13,856         13,856
Net effect of dilutive securities:
   Preferred B shares                           --          8,943            --          8,910            --          5,638
   Stock options and other preferred
     shares                                    349            349           407            407           319            319
                                          --------       --------      --------       --------      --------       --------
                                            14,327         23,270        14,342         23,252        14,175         19,813
                                          ========       ========      ========       ========      ========       ========

                                          $   0.68       $   0.65      $   0.82       $   0.75      $   1.43       $   1.24
                                          ========       ========      ========       ========      ========       ========


* Capstead reports operating income per share calculated after excluding depreciation on real estate, gain on asset sales and CMO redemptions, and the dilutive effects of the Series B preferred shares. As such, operating income represents a measure of the amount of funds generated by operations, which may, at the discretion of Capstead's Board of Directors, be used for reinvestment or distributed to common stockholders as dividends. Depreciation on real estate, although an expense deductible for federal income tax purposes and therefore an item that reduces Capstead's REIT distribution requirements, is added back to arrive at operating income because it is a noncash expense. Gains are excluded because they are considered non-operating in nature and the amount and timing of any such gains are dependent upon future market conditions. Operating income per share excludes the dilutive effects of the Series B preferred shares because at the current market prices of both the common shares and Series B preferred shares, it is not economically advantageous to convert the shares. Consequently, few, if any, actual Series B conversions are expected. The Series B preferred shares are considered dilutive, for diluted net income per share purposes only, whenever annualized basic net income per share exceeds $2.22 ($1.26 Series B annualized dividend divided by the current conversion rate of 0.5681).